SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 or 15d-16 OF
THE SECURITIES EXCHANGE ACT OF 1934

Report on Form 6-K dated December 4, 2008

(Commission File No.                       )

BTG plc

(Name of Registrant)

10 Fleet Place

Limeburner Lane

London

EC4M 7SB
United Kingdom

(Address of Principal Executive Offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F: ☐	Form 40-F: ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Yes: ☐	No: ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Yes: ☐	No: ☒

Indicate by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes: ☐	No: ☒

I. PURPOSE OF THIS REPORT

BTG plc (“BTG”), a public limited company incorporated under the laws of England and Wales with ordinary shares (the “BTG Shares”) listed on the London Stock Exchange (LSE: BGC), is furnishing this Report on Form 6-K to the Securities and Exchange Commission (the “Commission”) solely to acknowledge, in accordance with Rule 12g-3(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), that the BTG Shares may be deemed to be registered under Section 12(g) of the Exchange Act by operation of Rule 12g-3(a) under the Exchange Act and that BTG may be deemed to be the successor issuer to Protherics plc (“Protherics”), a company incorporated under the laws of England and Wales, as a result of the Scheme of Arrangement described below. BTG intends to immediately terminate such deemed registration and the corresponding duty to file or furnish reports required by Section 13(a) or Section 15(d) of the Exchange Act by filing a Form 15F with the Commission.

II. BACKGROUND AND SUCCESSION PURSUANT TO RULE 12g-3

On December 4, 2008, BTG acquired Protherics pursuant to a scheme of arrangement (the “Scheme of Arrangement”) approved by the shareholders of both BTG and Protherics and sanctioned by the High Court of Justice in England and Wales.

Until December 4, 2008, the Protherics’ ordinary shares (the “Protherics Shares”) were listed on the London Stock Exchange (LSE:PTI) and its American Depositary Shares (“ADSs”) were listed on the NASDAQ Stock Market (Nasdaq: PTIL). Pursuant to the Scheme of Arrangement, each holder of Protherics Shares received 0.291 BTG Shares for each Protherics Share held as at 6.00 p.m., London time, on December 3, 2008.

On November 14, 2008, Protherics provided notice to NASDAQ for the delisting of the ADSs in connection with its acquisition by BTG, and Protherics filed a Form 25 with the Commission on November 24, 2008 to effect the delisting and the withdrawal from registration under Section 12(b) of the Exchange Act of the Protherics Shares and ADSs. The delisting became effective before the open of the NASDAQ market on December 4, 2008 and the withdrawal from registration will take effect 90 days after the filing of the Form 25.

Following completion of its acquisition by BTG on December 4, 2008, Protherics also filed a Form 15F, pursuant to Rule 12h-6(a) under the Exchange Act, to terminate registration of the Protherics Shares and ADSs under Section 12(g) of the Exchange Act and the corresponding duty to file or furnish reports required by Section 13(a) or Section 15(d) of the Exchange Act.  The termination of registration of the Protherics Shares and the ADSs and the termination of Protherics’ duty to file or furnish reports under Section 13(a) or Section 15(d) of the Exchange Act will take effect 90 days after the filing of the Form 15F by Protherics.

In addition, the Depositary Agreement governing the Protherics ADSs and the ADS program are being terminated and BTG was informed that The Bank of New York Mellon, as Depositary for the ADSs, would sell the BTG Shares it received pursuant to the Scheme of Arrangement on the London Stock Exchange and credit the accounts of the ADS holders with the net proceeds of such sales.

The Protherics Shares and the ADSs were registered with the Commission under Section 12(b) of the Exchange Act.  Prior to the effectiveness of the Scheme of Arrangement, the BTG Shares were not registered under Section 12 of the Exchange Act in reliance on the exemption from registration provided by Rule 12g3-2 under the Exchange Act. Upon effectiveness of the Scheme of Arrangement, the BTG Shares may be deemed registered under Section 12(g) of the Exchange Act by operation of Rule 12g-3(a) under the Exchange Act and BTG may be deemed to be the successor issuer to Protherics.

BTG will file a Form 15F with the Commission pursuant to Rule12h-6(d) immediately following the filing of this Report on Form 6-K to terminate such deemed registration and the corresponding duty to file or furnish reports required by Section 13(a) or Section 15(d) of the Exchange Act. As a result, BTG does not expect to file or furnish any reports to the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BTG plc

Date: December 4, 2008	By:	/s/ Christine Soden

	Name:	Christine Soden
	Title:	Director